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                               AMENDMENT NO. 1 TO
                         SEVERANCE PROTECTION AGREEMENT


         This Amendment No. 1 (this "Amendment") to that certain Severance Protection Agreement, dated as of December 20, 1997, by and among United Meridian Corporation, UMC Petroleum Company (a wholly-owned subsidiary of United Meridian Corporation ) and Jonathan M. Clarkson ("Executive," and such severance protection agreement, the "Severance Protection Agreement") is entered into as of November 24, 1998 (the "Amendment Date") between Executive and Ocean Energy, Inc., a Delaware corporation (the "Company").

         WHEREAS, the obligations of the Severance Protection Agreement were assumed by the Company by operation of law in connection with the merger of the Company and United Meridian Corporation;

         WHEREAS, the Company anticipates entering into an Agreement and Plan of Merger with Seagull Energy Corporation, a Texas corporation ("Seagull"), pursuant to which the Company will merge with and into Seagull, with Seagull being the surviving corporation (the "Merger"); and

         WHEREAS, in anticipation of the Merger, the Company and Executive desire to amend certain provisions of the Severance Protection Agreement, with all such amendments to be effective as of the consummation of the Merger;

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Amendment, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. Upon the consummation of the Merger, Section 2(b)(3) of the Severance Protection Agreement is amended so that the number "thirty-six (36)" replaces the number "twenty-four (24)" in the first line thereof.

         2. Upon the consummation of the Merger, the following paragraphs are added after Section 2(b)(4) and before Section 2(c) of the Severance Protection
Agreement:

                           "(5) Seagull Energy Corporation, as the surviving
                  corporation (the "Surviving Company") of the merger of Ocean Energy, Inc. with and into Seagull Energy Corporation, shall deem Executive "retired" for the purposes of all options granted to the Executive under all stock option plans sponsored by the Company, the Surviving Company or any of their predecessors in order to permit Executive to have the maximum term possible under such plans in which to exercise such options.

                           (6) The Surviving Company shall pay to Executive a
                  cash amount equal to $54,000, which amount represents the total


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                  cost of continuing Executive's current car allowance for
                  thirty-six (36) months plus a $3,600 for gasoline costs.

                           (7) During the term of the Consultancy (as defined
                  below), the Surviving Company shall continue to pay the same club dues for which the Company (or the Surviving Company, as the case may be) is paying on the date of termination of Executive's employment.

                           (8) The Surviving Company shall reimburse Executive
                  in an amount of up to $10,000 for any outplacement costs.

                           (9) The Surviving Company shall reimburse Executive
                  in an amount of up to $20,000 for the cost of any financial or tax consulting.

                           (10) From and after the date of termination of
                  employment upon which benefits become payable under this
                  Section 2(b), the Surviving Company and the Executive agree that the Executive shall be employed by the Surviving Company as a consultant reporting to [Chairman/CEO/President/Board] (the "Consultancy") on a month to month basis for up to twelve
                  (12) months after which the Consultancy shall end. The Consultancy may be earlier terminated by Executive with one month's prior notice at any time during the Consultancy. In consideration for Executive's employment for each month of the Consultancy, Executive shall receive one-twelfth (1/12) of the Base Amount, which shall be payable at the end of each such month (if any). In addition, during the period of the Consultancy, the Surviving Company shall provide the Executive with an allowance for office space, equipment, computers, parking and secretarial assistance of $6,250 per month.

                           (11) Any amount payable under this Section 2(b) shall
                  include an additional amount of cash which will equal any taxes withheld on the portion not deferred such that the net amount of the total payment shall equal the result obtained as if no withholding taxes applied. Should any taxes be due upon the provision of any benefits hereunder (other than taxes due under the operation of Section 4999 of the Code which Section of the Code is addressed in Section 2(d) hereof), the Surviving Company shall pay Executive an amount equal to such taxes (and any taxes thereon) so that Executive incurs no taxes on any benefits received hereunder."



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         3. Capitalized terms used in this Amendment, but not otherwise defined, shall have the meanings ascribed in the Severance Protection Agreement.

         4. Unless otherwise expressly modified by this Amendment, all terms and conditions set forth in the Severance Protection Agreement shall remain in full force and effect. The parties acknowledge that the only terms and conditions modified by this Amendment are those expressly set forth herein.

         5. The validity, interpretation, construction and performance of this Amendment shall be governed by the laws of the State of Texas without reference to rules relating to conflicts of law.

         6. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, each party has executed, or has caused a duly authorized officer to execute, this Amendment as of the Amendment Date.


                                    OCEAN ENERGY, INC.


                                    BY:  /s/  Robert K. Reeves
                                       ----------------------------------------
                                       Name:  Robert K. Reeves
                                            -----------------------------------
                                       Position:  Exec. V.P. & General Counsel
                                                -------------------------------


                                    EXECUTIVE


                                       BY:  /s/ Jonathan M. Clarkson
                                          -------------------------------------
                                          JONATHAN M. CLARKSON